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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 2, 2012
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

2014 General Rate Case

On July 2, 2012, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”), submitted a draft of its 2014 General Rate Case (“GRC”) application to the California Public Utilities Commission (“CPUC”) for review by the CPUC’s Division of Ratepayer Advocates (“DRA”).  In the Utility’s 2014 GRC, the CPUC will determine the annual amount of authorized base revenues (or “revenue requirements”) that the Utility is authorized to collect from customers beginning January 1, 2014 through 2016 to recover its anticipated costs for electric and natural gas distribution and electric generation operations and to provide the Utility an opportunity to earn its authorized rate of return.  The Utility’s revenue requirements for other portions of its operations, such as electric transmission, natural gas transportation and storage services, electricity and natural gas purchases, and specific projects like the Utility’s proposed pipeline safety enhancement plan, are authorized in other regulatory proceedings overseen by the CPUC or the Federal Energy Regulatory Commission (“FERC”).

In its draft GRC application, the Utility has stated that it intends to request that the CPUC increase the Utility’s authorized base revenues for 2014 by a total of $1.25 billion over the comparable base revenues for 2013 that were previously authorized by the CPUC.  Over the 2014-2016 GRC period, the Utility plans to make additional capital investments in electric and natural gas distribution and electric generation infrastructure, and improve safety, reliability and customer service.  The proposed increase in GRC base revenues represents an 8% increase over the total revenues authorized by the CPUC and the FERC in 2013 for the Utility’s operations, including the total cost of electricity and natural gas purchased for customers.  The Utility forecasts that its 2014 weighted average rate base (i.e., the Utility’s net investment in facilities, equipment, and other property used or useful in providing utility service to its customers) for the portion of the Utility’s business reviewed in the GRC will be $21.6 billion.  The Utility forecasts that it will need to spend nearly $4.0 billion on capital expenditures in each of 2014, 2015, and 2016 on electric and natural gas distribution and electric generation infrastructure improvements.  These rate base and capital expenditure projections exclude operations such as electric transmission, natural gas transportation and storage services, and specific projects authorized in other regulatory proceedings.

The following tables compare the proposed 2014 revenue requirement amounts included in the draft application with the comparable revenue requirements currently authorized for 2013, by both line of business and cost category:
Line of Business: (in millions)	Amounts included in the draft application for 2014	Amounts currently authorized for 2013	Increase compared to currently authorized amounts
Electric distribution	$ 4,333	$ 3,768	$ 565
Gas distribution	1,783	1,324	459
Electric generation	1,962	1,737	225
Total revenue requirements	$ 8,079	$ 6,829	$1,250

Cost Category: (in millions)
Operations and maintenance	$ 1,677	$ 1,424	$ 253
Customer services	359	334	25
Administrative and general	1,030	806	224
Less: Revenue credits	(142)	(149)	8
Franchise fees, taxes other than income, and other adjustments	117	155	(38)
Depreciation (including costs of asset removal), return, and income taxes	5,037	4,259	778
Total revenue requirements	$ 8,079	$ 6,829	$ 1,250

             The Utility’s 2014 forecast for gas distribution operations includes increased costs to replace 180 miles of distribution line per year (compared to 30 miles currently), to use new leak detection technologies and survey the entire system more frequently, to remotely monitor and control a significant number of valves, to implement an asset management system to provide detailed and readily accessible information about the gas distribution system, and to lower response times for customer gas odor reports.  The Utility’s forecast for electric distribution operations includes increased costs to use infrared technology to identify and replace older assets before they fail, to install more automation to limit the impact and duration of outages, to increase patrols and take other measures to mitigate wildfire risk, and to improve asset records management.  The Utility’s forecast for electric generation includes increased costs to operate the Utility’s hydroelectric system (including costs related to the Helms pumped storage facility and costs associated with operating licenses issued by the FERC), to comply with new requirements adopted by the Nuclear Regulatory Commission applicable to the Utility’s Diablo Canyon nuclear power plant, and to operate and maintain the Utility’s fossil fuel-fired and other generating facilities.  In addition, the Utility’s forecast includes increased costs to improve service at the Utility’s local offices and customer contact centers and to improve the service provided by field account representatives to small- and mid-sized business customers.

The Utility plans to propose that the CPUC establish new balancing accounts for costs associated with gas leak survey and repair, major emergencies, and new regulatory requirements related to nuclear operations and hydroelectric relicensing, because these costs are subject to a high degree of uncertainty.  Finally, the Utility intends to request that the CPUC establish a generally fixed attrition allowance that would increase the Utility’s authorized revenues in 2015 and 2016, primarily to reflect increases in rate base due to capital investments in infrastructure and, to a lesser extent, anticipated increases in wages and other expenses.  As part of the attrition proposal, the Utility plans to request that revenue requirements be adjusted to reflect certain externally driven changes in the Utility’s costs.  The Utility estimates that the attrition mechanism would provide increases in revenue of $491 million in 2015 and an additional $499 million in 2016.

Independent consultants hired by the CPUC’s Consumer Protection and Safety Division will review certain operational plans underlying the Utility’s 2014 cost forecast to ensure that safety and security concerns have been addressed and that the plans properly incorporate risk assessments and mitigation measures.  The consultants will evaluate the Utility’s plans, provide information about the quality and cost-effectiveness of the Utility’s safety and security proposals, and compare the proposals to industry best practices and standards.  The Utility will be able to respond to the consultants' reviews later in the proceeding, and the Utility’s response may include a revised revenue requirement forecast to address specific recommendations made by the consultants.

After the DRA determines that the Utility has satisfactorily responded to any comments the DRA may have on the draft application and the DRA accepts the draft application, the Utility must wait 60 days to file the formal GRC application with the CPUC.  The Utility anticipates that it will file its formal application in late 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y. H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y. H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:           July 2, 2012